UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2010
CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 673-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Merger Agreement
On June 30, 2010, Celgene Corporation (“Celgene”), Abraxis BioScience, Inc. (“Abraxis”) and Artistry Acquisition Corp., a direct wholly-owned subsidiary of Celgene (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Abraxis and Abraxis will become a direct wholly-owned subsidiary of Celgene (the “Merger”).
On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Abraxis (the “Abraxis Common Stock”) issued and outstanding immediately prior to the Effective Time (other than treasury shares of Abraxis and any shares of Abraxis Common Stock owned by Celgene, Merger Sub or any wholly owned subsidiary of Celgene or Abraxis) will be converted into the right to receive (i) an amount in cash, without interest, equal to $58.00 (the “Cash Consideration”), (ii) 0.2617 (the “Exchange Ratio”) of a share of common stock, par value $.01 per share, of Celgene (the “Celgene Common Stock”), and (iii) one contingent value right (a “CVR”) issued by Celgene subject to and in accordance with the CVR Agreement described below (collectively, the “Merger Consideration”). No fractional shares of Celgene Common Stock will be issued in the Merger, and Abraxis stockholders will receive cash in lieu of fractional shares, if any, of Celgene Common Stock.
All outstanding stock options (“Options”), stock appreciation rights (“SARs”) and restricted stock units (“RSUs”) of Abraxis will be canceled at the Effective Time. Holders of Options and SARs with an exercise or base price below the Per Share Amount (as defined below) will receive, for each share of Abraxis Common Stock subject to such Option or SAR, (i) a cash payment equal to the difference between the Per Share Amount and the exercise price or base price of the Option or SAR, as applicable, and (ii) one CVR. Holders of Options and SARs with an exercise or base price above the Per Share Amount will be given the right to elect, during a period of at least five business days ending the business day preceding the closing of the Merger, to pay to Abraxis a cash payment equal to the difference between the exercise price or base price of the Option or SAR, as applicable, and the Per Share Amount, and in exchange receive one CVR. Holders of RSUs will receive (i) a cash payment equal to the Per Share Amount and (ii) one CVR. The “Per Share Amount” means the sum of (x) the amount obtained by multiplying (1) the Exchange Ratio and (2) the Celgene Share Cash Value (as defined below), with such amount rounded up to the nearest cent, and (y) the Cash Consideration. The “Celgene Share Cash Value” will be an amount equal to the average of the closing sale prices for Celgene Common Stock on NASDAQ, as reported in The Wall Street Journal, for each of the ten consecutive trading days ending with the seventh complete trading day prior to the Effective Time.
Celgene and Abraxis each made representations, warranties and covenants in the Merger Agreement, including, among others, covenants by Abraxis to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger. The representations and warranties contained in the Merger Agreement are made for the purposes of allocation of risk between the parties and as conditions to closing, may be subject to exceptions in a disclosure letter provided before the signing of the Merger Agreement, are not necessarily accurate or complete as made and should not be relied upon by any stockholders or potential investors.

The Merger Agreement prohibits Abraxis from soliciting or knowingly encouraging competing acquisition proposals. However, Abraxis may, subject to the terms and conditions set forth in the Merger Agreement, provide information to a third party that makes an unsolicited acquisition proposal, and may engage in discussions and negotiations with a third party that makes an unsolicited acquisition proposal that the Abraxis board of directors determines constitutes or is reasonably likely to result in a Superior Proposal (as defined in the Merger Agreement).
The consummation of the Merger is subject to customary closing conditions, including the approval of Abraxis’ stockholders, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the effectiveness of Celgene’s Registration Statement on Form S-4 covering shares of Celgene Common Stock and CVRs to be issued in the Merger, and the approval of such shares of Celgene Common Stock for listing (subject to notice of issuance) on NASDAQ;.
The Merger Agreement also provides for certain termination rights for both Celgene and Abraxis. Upon termination of the Merger Agreement under specified circumstances, Abraxis may be required to pay Celgene a termination fee of $145 million.
Contingent Value Rights Agreement
At the closing of the Merger, Celgene and a mutually acceptable trustee will enter into a Contingent Value Rights Agreement (“CVR Agreement”) governing the terms of the CVRs. A holder of a CVR is entitled to receive a pro rata portion of cash payments that Celgene is obligated to pay to all holders of CVRs, as follows:
•	Net Sales Payments. For each full one-year period ending December 31 during the term of the CVR Agreement (a “Net Sales Measuring Period), a payment that equals (i) 2.5% of that portion of Net Sales of Abraxane® and the other Products (as each such term is defined in the CVR Agreement) that exceeds $1 billion but is less than or equal to $2 billion for such period, plus (ii) an additional amount equal to 5.0% of that portion of Net Sales of Abraxane® and the other Products that exceeds $2 billion but is less than or equal to $3 billion for such period, plus (iii) an additional amount equal to 10.0% of that portion of Net Sales of Abraxane® and the other Products that exceeds $3 billion for such period; provided that no Net Sales Payments will be due following a Net Sales Payment Termination Date. “Net Sales Payment Termination Date” is defined as the last day of the Net Sales Measuring Period ending on December 31, 2025; provided that, if Net Sales of the Products for the Net Sales Measuring Period ending on December 31, 2025 are equal to or greater than $1 billion, then the Net Sales Payment Termination Date shall be extended until the earlier of (x) the last day of the Net Sales Measuring Period subsequent to December 31, 2025 during which Net Sales of the Products are less than $1 billion and (y) December 31, 2030.
•	Milestone Payment #1. $250 million, with respect to the achievement of U.S. regulatory approval of Abraxane® for use in the treatment of non-small cell lung cancer, which permits Celgene to market such Product under a label that includes a progression free survival claim, but only if the foregoing milestone is achieved no later than the fifth anniversary of the execution of the CVR Agreement.

•	Milestone Payment #2. $400 million (if achieved no later than April 1, 2013) or $300 million (if achieved after April 1, 2013 and before the fifth anniversary of the CVR Agreement), with respect to the achievement of U.S. regulatory approval of Abraxane® for use in the treatment of pancreatic cancer, which permits Celgene to market such Product under a label that includes an overall survival claim.
Celgene has agreed to use diligent efforts to achieve each of the Milestones above through the fifth year anniversary of the CVR Agreement and to obtain FDA regulatory approval for the commercial manufacture, marketing and sale of Abraxane® for the treatment of melanoma, ovarian cancer, bladder cancer and first-line metastatic breast cancer unless the data generated in an appropriate clinical trial does not support further development of Abraxane® for the applicable indication. Celgene has also agreed to use diligent efforts to sell Abraxane® or any other the Products for which Celgene has obtained regulatory approval for the commercial manufacture, marketing and sale thereof.
Celgene has also agreed to use its reasonable best efforts to cause the CVRs to be approved for listing for trading on NASDAQ and to maintain such listing for as long as CVRs remain outstanding.
Celgene may, at any time on and after the date that 50% of the CVRs issued pursuant to the terms of the Merger Agreement either are (i) no longer outstanding, and/or (ii) repurchased, acquired, redeemed or retired by Celgene, redeem all (but not less than all) of the outstanding CVRs at a cash redemption price equal to the average price paid for all CVRs by Celgene in prior transactions.
Voting Agreement
As an inducement to Celgene and as a condition to Celgene entering into the Merger Agreement, concurrently with the execution of the Merger Agreement, Dr. Patrick Soon-Shiong and related entities holding, in the aggregate, approximately 82% of the issued and outstanding Abraxis Common Stock (the “Principal Stockholders”) entered in a Voting Agreement with Celgene and Merger Sub (the “Voting Agreement”), pursuant to which the Principal Stockholders have agreed, subject to the terms thereof, to vote their shares of Abraxis Common Stock in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and against, among other things, any business combination or extraordinary corporate transaction other than the Merger or another business combination or transaction with Celgene or any of its affiliates. The Principal Stockholders also granted Celgene an irrevocable proxy to vote their shares of Abraxis Common Stock in accordance with the preceding sentence.
The Voting Agreement also limits the ability of the Principal Stockholders to sell or otherwise transfer their shares of Abraxis Common Stock, other than to certain permitted transferees. The Voting Agreement will terminate upon the earlier to occur of (i) the Effective Time, (ii) a material amendment of the Merger Agreement that is adverse to the Principal Stockholders that is not consented to by the Principal Stockholders (including a decrease or change in the form of the Merger Consideration) and (iii) the termination of the Merger Agreement in accordance with its terms.
Non-Competition, Non-Solicitation and Confidentiality Agreement
As an inducement to Celgene and as a condition to Celgene entering into the Merger Agreement, concurrently with the execution of the Merger Agreement, Dr. Patrick Soon-Shiong entered in a Non-Competition, Non-Solicitation and Confidentiality Agreement with Celgene (the “Noncompetition Agreement”), pursuant to which, among other things, Dr. Soon-Shiong will be generally prohibited, for 10 years from and after the Effective Time, subject to certain exceptions, from owning or otherwise engaging in the business of researching, developing, licensing, manufacturing, selling, offering for sale, importing, using, marketing, distributing, practicing or otherwise exploiting any Albumin-Bound Nab® Products (as defined in the Noncompetition Agreement) in the United States and any foreign jurisdiction in which Abraxis was engaged in the business of researching, developing, licensing, manufacturing, selling, offering for sale, importing, using, marketing, distributing, practicing or otherwise exploiting any Albimin-Bound Nab® Products as of the Effective Time.

Stockholders’ Agreement
Concurrently with the execution of the Merger Agreement, certain of the Principal Stockholders entered in a Stockholders’ Agreement with Celgene (the “Stockholders’ Agreement”), pursuant to which, among other things, the Principal Stockholders have agreed not to sell, pledge or otherwise transfer the Celgene Common Stock to be acquired by them in the Merger (the “Merger Common Stock”) for three years following the Effective Time, other than to certain permitted transferees or in connection with a third party tender or exchange offer, merger or similar transaction involving Celgene; provided that after two years the Principal Stockholders may sell up to 25% of the aggregate Merger Common Stock held by all Principal Stockholders immediately after the Effective Time. In addition, the Principal Stockholders have agreed that prior to the fourth anniversary of the Merger, the Principal Stockholders will not sell, pledge or otherwise transfer, in any calendar month, in open market transactions, more than 30% of the aggregate Merger Common Stock held by all Principal Stockholders immediately after the Effective Time.
The foregoing descriptions of the Merger Agreement, the CVR Agreement, the Voting Agreement, the Noncompetition Agreement and the Stockholders’ Agreement do not purport to be complete, and are qualified in their entirety by reference to such agreements, copies of which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 respectively, and are incorporated herein by reference.
Additional Information
This communication is being made in respect of the proposed merger transaction involving Celgene and Abraxis. In connection with the proposed transaction, Celgene will file with the SEC a registration statement on Form S-4 and Abraxis will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the SEC as well. Before making any voting or investment decision, investors are urged to read the registration statement on Form S-4 and the proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The final proxy statement/prospectus will be mailed to Abraxis stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Celgene by going to Celgene’s Investor Relations website page at www.celgene.com.
Celgene, Abraxis and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Celgene directors and officers is available in Celgene’s proxy statement for its 2010 annual meeting of shareholders and Celgene’s 2009 Annual Report on Form 10-K, which were filed with the SEC on April 30, 2010 and February 18, 2010, respectively. Information regarding Abraxis directors and executive officers is available in Abraxis’ proxy statement for its 2009 annual meeting of stockholders and Abraxis’ 2009 Annual Report on Form 10-K, which were filed with the SEC on October 30, 2009 and March 12, 2010, respectively, and Abraxis’ Current Report on Form 8-K filed with the SEC on July 1, 2010. Other information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statements/prospectus filed to be filed by Abraxis with the SEC when it becomes available.

Item 9.01. Financial Statements and Exhibits.
The following exhibits are attached to this Current Report on Form 8-K:
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 30, 2010, by and among Celgene Corporation, Abraxis BioScience, Inc. and Artistry Acquisition Corp.

10.1	Form of Contingent Value Rights Agreement.

10.2
Voting Agreement, dated as of June 30, 2010, by and among Celgene Corporation, Artistry Acquisition Corp., Dr. Patrick Soon-Shiong, California Capital LP, Patrick Soon-Shiong 2009 GRAT 1, Patrick Soon-Shiong 2009 GRAT 2, Michele B. Soon-Shiong GRAT 1, Michele B. Soon-Shiong GRAT 2, Soon-Shiong Community Property Revocable Trust, The Chan Soon-Shiong Family Foundation, California Capital Trust and Michele B. Chan Soon-Shiong.

10.3	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of June 30, 2010, by and between Celgene Corporation and Dr. Patrick Soon-Shiong.

10.4
Stockholders’ Agreement, dated as of June 30, 2010, by and among Celgene Corporation, Dr. Patrick Soon-Shiong, California Capital LP, Patrick Soon-Shiong 2009 GRAT 1, Patrick Soon-Shiong 2009 GRAT 2, Michele B. Soon-Shiong GRAT 1, Michele B. Soon-Shiong GRAT 2, Soon-Shiong Community Property Revocable Trust, California Capital Trust and Michele B. Chan Soon-Shiong.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 1, 2010.

CELGENE CORPORATION
By:	/s/ David W. Gryska
	Name:	David W. Gryska
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 30, 2010, by and among Celgene Corporation, Abraxis BioScience, Inc. and Artistry Acquisition Corp.

10.1	Form of Contingent Value Rights Agreement.

10.2
Voting Agreement, dated as of June 30, 2010, by and among Celgene Corporation, Artistry Acquisition Corp., Dr. Patrick Soon-Shiong, California Capital LP, Patrick Soon-Shiong 2009 GRAT 1, Patrick Soon-Shiong 2009 GRAT 2, Michele B. Soon-Shiong GRAT 1, Michele B. Soon-Shiong GRAT 2, Soon-Shiong Community Property Revocable Trust, The Chan Soon-Shiong Family Foundation, California Capital Trust and Michele B. Chan Soon-Shiong.

10.3	Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of June 30, 2010, by and between Celgene Corporation and Dr. Patrick Soon-Shiong.

10.4
Stockholders’ Agreement, dated as of June 30, 2010, by and among Celgene Corporation, Dr. Patrick Soon-Shiong, California Capital LP, Patrick Soon-Shiong 2009 GRAT 1, Patrick Soon-Shiong 2009 GRAT 2, Michele B. Soon-Shiong GRAT 1, Michele B. Soon-Shiong GRAT 2, Soon-Shiong Community Property Revocable Trust, California Capital Trust and Michele B. Chan Soon-Shiong.